Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

AgileThought, Inc.:

We consent to the use of our report dated May 5, 2021, with respect to the consolidated financial statements of AgileThought, Inc., incorporated herein by reference.

/s/ KPMG LLP

Dallas, Texas

January 27, 2022